UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2012

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

ACL Semiconductors, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on November 16, 2012. At the meeting, stockholders elected the six directors nominated by the Company’s Board of Directors. In addition, stockholders approved the proposed amendment to the Company’s certificate of incorporation to change the Company’s corporate name to USmart Mobile Device Inc.

Set forth below are the final voting results for each of the proposals.

(1)          Election of six (6) director nominees for a one-year term.

Director	Votes For	Votes Withheld
Chung-Lun Yang	27,322,798	101,202
Kenneth Lap Yin Chan	27,331,198	92,802
Man Sing Lai	27,331,198	92,802
Ho Man Yeung	27,331,198	92,802
Wing Sun Leung	27,331,198	92,802
Ben Wong	27,331,198	92,802

(2)          Proposal to amend the Company’s certificate of incorporation to change the Company’s corporate name to USmart Mobile Device Inc.

Votes For	Votes Against	Abstentions
29,831,167	1,241	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.

By:	/s/ Kenneth Lap Yin Chan
Kenneth Lap Yin Chan
Chief Operating Officer
Date: November 21, 2012